UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011 (October 12, 2011)

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida 32801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 18, 2011, CNL Lifestyle Properties, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing its acquisition of seven senior living facilities (the “Properties”) through a joint venture with Sunrise Senior Living Investments, Inc. (“Sunrise”). As previously reported by the Company on a Current Report on Form 8-K, on January 10, 2011 and August 2, 2011, the Company acquired an aggregate of 35 senior living facilities through two other joint ventures with Sunrise. The acquisitions of the Properties are considered related businesses to the previously acquired 35 facilities.

This Current Report on Form 8-K/A hereby amends the Initial 8-K to include the financial information required by Item 9.01 relating to the acquisition of the Properties.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Master MorSun, LP and MorSun Tenant, LP

Unaudited combined financial statements as of September 30, 2011 and December 31, 2010 and for the nine months ended September 30, 2011 and 2010

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Partners’ Capital

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Combined Financial Statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008

Report of Independent Auditors

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Changes in Partners’ Capital

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information

  CNL Lifestyle Properties, Inc.

Pro Forma Condensed Consolidated Financial Information:

 Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2011

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d)	Exhibits

23.1 Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011	CNL LIFESTYLE PROPERTIES, INC.

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Senior Vice President and
Chief Financial Officer

Page
Master MorSun, LP and MorSun Tenant, LP

Unaudited combined financial statements as of September 30, 2011 and December 31, 2010 and for the nine months ended September 30, 2011 and 2010

Combined Balance Sheets	F – 2

Combined Statements of Operations	F – 3

Combined Statements of Partners’ Capital	F – 4

Combined Statements of Cash Flows	F – 5

Notes to Combined Financial Statements	F – 6

Combined Financial Statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008

Report of Independent Auditors	F – 11

Combined Balance Sheets	F – 12

Combined Statements of Operations	F – 13

Combined Statements of Changes in Partners’ Capital	F – 14

Combined Statements of Cash Flows	F – 15

Notes to Combined Financial Statements	F – 16

CNL Lifestyle Properties, Inc.

Pro Forma Condensed Consolidated Financial Information:	F – 22

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011	F – 23

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2011	F – 24

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	F – 25

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F – 26

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

	September 30, 2011 (unaudited)	December 31, 2010
ASSETS

PROPERTY AND EQUIPMENT:
Land and land improvements	$17,231,448	$17,231,448
Building and improvements	103,203,242	103,123,176
Furniture, fixtures, and equipment	7,177,868	7,114,768
Construction in progress	57,757	15,889

Total property and equipment	127,670,315	127,485,281
ACCUMULATED DEPRECIATION	(20,271,032)	(17,460,526)

Property and equipment — net	107,399,283	110,024,755
CASH AND CASH EQUIVALENTS	6,050,717	5,590,922
RESTRICTED CASH	1,819,999	1,594,941
ACCOUNTS RECEIVABLE, net of allowance of $59,732 and $125,316, respectively	275,082	453,334
OTHER ASSETS	704,715	587,632
DEPOSITS FOR LAND ACQUISITION	45,000	45,000
DEFERRED FINANCING COSTS — Less accumulated amortization of $3,275,548 and $3,001,244 in 2011 and 2010, respectively	-	68,760

TOTAL	$116,294,796	$118,365,344

LIABILITIES AND PARTNERS’ CAPITAL

NOTES PAYABLE	$100,500,435	$101,866,547
ACCOUNTS PAYABLE AND ACCRUED EXPENSES	2,257,979	1,849,701
DEFERRED REVENUE	1,979,599	1,683,668
DEFERRED RENT	2,962,538	2,701,799
DUE TO AFFILIATES — net	129,196	138,643
ACCRUED INTEREST	516,269	540,730

Total liabilities	108,346,016	108,781,088
PARTNERS’ CAPITAL	7,948,780	9,584,256

TOTAL	$116,294,796	$118,365,344

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010 (UNAUDITED)

	2011	2010

OPERATING REVENUES:
Resident fees	$ 30,942,414	$ 29,199,774
Other income	280,304	163,240

Total operating revenues	31,222,718	29,363,014

OPERATING EXPENSES:
Labor	12,126,640	11,644,638
Depreciation	2,810,506	2,845,793
Management fees to affiliate	2,184,798	2,046,433
General and administrative	1,830,164	1,764,696
Food	1,074,519	985,281
Insurance	1,005,931	819,318
Taxes and license fees	1,007,108	970,297
Utilities	834,318	797,919
Ground lease expense	673,239	673,239
Repairs and maintenance	619,308	480,532
Advertising and marketing	452,894	384,457
Ancillary expenses	224,507	171,361
Bad debt	11,318	128,259

Total operating expenses	24,855,250	23,712,223

INCOME FROM OPERATIONS	6,367,468	5,650,791

OTHER (EXPENSE) INCOME:
Interest expense	(5,000,606)	(4,838,939)
Financing costs	-	(240,606)
Interest income	392	693

NET INCOME	$ 1,367,254	$ 571,939

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED STATEMENTS OF PARTNERS’ CAPITAL

FOR THE PERIOD ENDED SEPTEMBER 30, 2011 (UNAUDITED)

	Master MorSun Acquisition, LLC	MorSun Tenant Acquisition, LLC	Sunrise Senior Living Investments, Inc.	Master MorSun GP, LLC	MorSun Tenant GP, LLC	Total

PARTNERS’ CAPITAL (DEFICIT) —
December 31, 2010	$7,958,418	$(181,883)	$1,711,880	$99,479	$(3,638)	$9,584,256

Distributions	(2,402,184)	-	(570,519)	(30,027)	-	(3,002,730)

Net income	474,676	208,952	669,954	9,493	4,179	1,367,254

PARTNERS’ CAPITAL —
September 30, 2011	$6,030,910	$27,069	$1,811,315	$78,945	$541	$7,948,780

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010 (UNAUDITED)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,367,254	$571,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,810,506	2,845,793
Amortization of financing cost	274,304	164,557
Bad debt expense	11,318	128,259
Deferred rent	260,739	260,740
Changes in operating assets and liabilities:
Restricted cash	(225,058)	(286,067)
Accounts receivable	166,934	(115,975)
Other assets	(117,083)	(421,420)
Accounts payable and accrued expenses	425,220	373,612
Deferred revenue	295,931	(77,148)
Accrued interest	(24,461)	334,376
(Receivable from) due to affiliates — net	(9,447)	227,958

Net cash provided by operating activities	5,236,157	4,006,624

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(201,976)	(202,870)
Refund of deposit for land acquisition	-	445,819

Net cash (used in) provided by investing activities	(201,976)	242,949

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for financing costs	(205,544)	(275,051)
Payment for notes payable	(1,366,112)	(706,564)
Distributions	(3,002,730)	(7,662,850)

Net cash used in financing activities	(4,574,386)	(8,644,465)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:	459,795	(4,394,892)

CASH AND CASH EQUIVALENTS — Beginning of year	5,590,922	9,722,474

CASH AND CASH EQUIVALENTS — End of period	$6,050,717	$5,327,582

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$4,750,763	$4,324,859

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING INFORMATION — Accrued capital expenditures	$33,717	$4,269

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 AND FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2011 AND 2010 (UNAUDITED)

1.	ORGANIZATION AND PRESENTATION

Our accompanying unaudited combined financial statements include all normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the nine months ended September 30, 2011 and 2010. Certain information and disclosures normally included in the financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted. These combined financial statements should be read together with our audited combined financial statements and notes thereto for the year ended December 31, 2010 included in this Form 8-K/A. Operating results for the nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Master MorSun, LP (“Master MorSun”) and MorSun Tenant, LP (“MorSun Tenant”) (collectively, the “Partnerships”), each a Delaware limited partnership, were formed on December 23, 2004. The limited partnership interests of Master MorSun are owned 80% by Master MorSun Acquisition, LLC (“Acquisition”), an affiliate of Special Situation Property Fund, JP Morgan Chase Bank, N.A. as trustee (“SSPF”), and 19% by Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). The 1% general partnership interest is owned by Master MorSun GP, LLC, a wholly owned subsidiary of SSLII. The limited partnership interests of MorSun Tenant are owned 50% by MorSun Tenant Acquisition, LLC, an affiliate of SSPF, and 49% by SSLII. The 1% general partnership interest is owned by MorSun Tenant GP, LLC, a wholly owned subsidiary of SSLII. The Partnerships shall terminate upon achievement of certain events as outlined in the limited partnership agreements.

Master MorSun owns 100% of the interest in four limited liability companies and three limited partnerships (collectively, the “Project Owners”), each of which owns, develops, operates, leases, manages, and will dispose of individual assisted living facilities. The assisted living facilities owned by the Project Owners (collectively, the “Facilities”) are as follows:

Project Owners	Facilities	Location	Date Opened
MorSun Palo Alto Senior Living, LP	Sunrise of Palo Alto	Palo Alto, CA	November 2006
MorSun Lenexa Senior Living, LLC	Sunrise of Lenexa	Lenexa, KS	February 2006
MorSun Shelby Senior Living, LLC	Sunrise of Shelby	Shelby, MI	February 2006
MorSun Golden Valley Senior Living, LLC	Sunrise of Golden Valley	Golden Valley, MN	September 2005
MorSun Minnetonka Senior Living, LLC	Sunrise of Minnetonka	Minnetonka, MN	November 2005
MorSun Dresher Senior Living, LP	Sunrise of Dresher	Dresher, PA	June 2006
MorSun Plano Senior Living, LP	Sunrise of Plano	Plano, TX	June 2006

Master MorSun and the Project Owners were organized to develop assisted living facilities that are leased to MorSun Tenant. MorSun Tenant operates the assisted living facilities and provides assisted living services to seniors.

In October 2011, the Partnerships were restructured with CLP SL III Holding, LLC (“CNL”), through its wholly-owned subsidiaries, acquiring a 67.88% partnership interest and SSLII’s combined interest changing to 32.12% (the “2011 Recapitalization”), (see Note 4).

2.	NOTES PAYABLE

Notes payable as of September 30, 2011 and December 31, 2010 consist of the following:

Borrower	Loan Balance as of September 30, 2011	Loan Balance as of December 31, 2010	Maturity
MorSun Palo Alto Senior Living, LP	$19,510,830	$19,776,030	December 1, 2011
MorSun Lenexa Senior Living, LLC	12,128,173	12,293,024	December 1, 2011
MorSun Shelby Senior Living, LLC	11,550,413	11,707,433	December 1, 2011
MorSun Golden Valley Senior Living, LLC	12,657,652	12,829,726	December 1, 2011
MorSun Minnetonka Senior Living, LLC	9,877,359	10,011,636	December 1, 2011
MorSun Dresher Senior Living, LP	12,657,652	12,829,700	December 1, 2011
MorSun Plano Senior Living, LP	22,118,356	22,418,998	December 1, 2011

	$100,500,435	$101,866,547

Master MorSun amended its agreements (except the MorSun Dresher Senior Living, LP (“Dresher”) agreement) with the lender effective January 1, 2010 (the “January Amendments”) to extend the maturity to April 1, 2010 and on May 28, 2010 further amended its agreements (the “May Amendments”), including the Dresher agreement, to extend the maturity to April 1, 2011. Under the terms of the January Amendments, the interest rate increased from the one-month London Interbank Offered Rate (“LIBOR”) plus 1.95% to LIBOR plus 4.00%, and a LIBOR floor of 2.25% was established. Under the terms of the May Amendments, monthly principal payments commenced on May 1, 2010 until maturity in 2011, and the required debt service coverage ratio was modified to be determined on a combined basis. Prior to the May Amendments, payments were made monthly for interest only. Also under the terms of the May Amendment of the Dresher agreement, the interest rate increased from LIBOR plus 1.95% to LIBOR plus 4.00%, and a LIBOR floor of 2.25% was established. The LIBOR rates were 0.22% and 0.26% as of September 30, 2011 and December 31, 2010, respectively.

In June 2011, the loan agreement was amended to extend the maturity of the note to October 1, 2011 with an option for Master MorSun to extend the note maturity to December 1, 2011 which was exercised prior to the 2011 Recapitalization.

The notes payable are cross-collateralized by all of the Facilities. Upon stabilization, the date on which the facility has maintained an occupancy rate of 80% for 90 days, Master MorSun must maintain a debt service coverage ratio of 1.25 to 1.0 or greater. At September 30, 2011 and December 31, 2010, all communities were in compliance with the financial and non-financial covenants.

SSLII has provided an unconditional guarantee of full, regular, and punctual payment of the monthly payments required by the notes.

In October 2011, the notes payable were refinanced in conjunction with the 2011 Recapitalization as described in Note 4 at which time the maturity of the notes was extended to October 2018.

3.	GROUND LEASE

Upon formation of Master MorSun, MorSun Palo Alto Senior Living, LP assumed a ground lease previously held by an affiliate of SSLI. The lease includes base rate increases of 10% every five years with adjustments to fair market rent in years 26 and 46 of the lease. The lease has a term of 720 months and expires on August 31, 2064. Lease expense is recognized on a straight-line basis over the non-cancelable term of the lease.

Future minimum payments under the ground lease as of September 30, 2011 are as follows:

2011	$137,500
2012	550,000
2013	550,000
2014	568,334
2015	605,000
Thereafter	48,052,478

Total	$50,463,312

4.	SUBSEQUENT EVENT

In October 2011, the Partnerships were restructured with CNL, through its wholly-owned subsidiaries, acquiring a 67.88% partnership interest, and SSLII’s combined interest changing to 32.12%. Therefore, Master MorSun Acquisition, LLC and MorSun Tenant Acquisition, LLC no longer have an ownership interest in the Partnerships. Master MorSun was reconstituted as Master CLPSun III, LP (“CLP III”) and MorSun Tenant was reconstituted as CLPSun III Tenant, LP. As part of the new venture agreement with CNL, from the start of year four (November 2014) to the end of year six (October 2017), SSLII will have a buyout option to purchase CNL’s 67.88% interest in the venture for a 13% internal rate of return to CNL.

In conjunction with the transaction, Master MorSun’s mortgage debt was repaid, and CLP III obtained new debt of $120,000,000. The loan is secured by the Facilities and matures in October 2018. The note bears interest at 4.80% with monthly interest-only payments until maturity. There is no guarantee by SSLII related to the new debt.

In connection with the transaction, CNL contributed $35,394,527 and SSLII transferred its interest valued at $16,749,971. New management and lease agreements were executed.

The Partnerships reviewed subsequent events through December 14, 2011, the date the combined financial statements were issued.

* * * * * *

C O M B I N E D F I N A N C I A L S T A T E M E N TS

Master MorSun, LP and MorSun Tenant, LP As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008 With Report of Independent Auditors

MASTER MORSUN, LP AND MORSUN TENANT, LP

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT AUDITORS	F-11

COMBINED FINANCIAL STATEMENTS OF MASTER MORSUN, LP AND MORSUN TENANT, LP AS OF DECEMBER 31, 2010 AND 2009 AND FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008:

Combined Balance Sheets	F-12

Combined Statements of Operations	F-13

Combined Statements of Changes in Partners’ Capital	F-14

Combined Statements of Cash Flows	F-15

Notes to Combined Financial Statements	F-16–F-21

Report of Independent Auditors

To the Partners of

Master MorSun, LP and MorSun Tenant, LP:

We have audited the accompanying combined balance sheets of Master MorSun, LP and MorSun Tenant, LP (the “Partnerships”) as of December 31, 2010 and 2009, and the related combined statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2010. These combined financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnerships’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Partnerships at December 31, 2010 and 2009 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia

October 31, 2011

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS

PROPERTY AND EQUIPMENT:
Land and land improvements	$17,231,448	$17,231,448
Building and improvements	103,123,176	103,077,563
Furniture, fixtures, and equipment	7,114,768	6,783,205
Construction in progress	15,889	7,595

Total property and equipment	127,485,281	127,099,811

ACCUMULATED DEPRECIATION	(17,460,526)	(13,665,376)

Property and equipment — net	110,024,755	113,434,435

CASH AND CASH EQUIVALENTS	5,590,922	9,722,474

RESTRICTED CASH	1,594,941	1,295,817

ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $125,316 and $162,718 in 2010 and 2009, respectively	453,334	468,070

RECEIVABLE FROM AFFILIATES — net	-	87,707

OTHER ASSETS	587,632	547,106

DEPOSITS FOR LAND ACQUISITION	45,000	490,819

DEFERRED FINANCING COSTS — Less accumulated amortization of $3,001,244 and $2,767,922 in 2010 and 2009, respectively	68,760	27,031

TOTAL	$118,365,344	$126,073,459

LIABILITIES AND PARTNERS’ CAPITAL

NOTES PAYABLE	$101,866,547	$103,020,146

ACCOUNTS PAYABLE AND ACCRUED EXPENSES	1,849,701	1,665,338

DEFERRED REVENUE	1,683,668	1,646,611

DEFERRED RENT	2,701,799	2,354,146

DUE TO AFFILIATES — net	138,643	-

ACCRUED INTEREST	540,730	191,207

Total liabilities	108,781,088	108,877,448

PARTNERS’ CAPITAL	9,584,256	17,196,011

TOTAL	$118,365,344	$126,073,459

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008

OPERATING REVENUES:
Resident fees	$38,996,902	$38,700,470	$37,309,959
Other income	217,419	182,982	172,951

Total operating revenues	39,214,321	38,883,452	37,482,910

OPERATING EXPENSES:
Labor	15,470,069	15,359,036	14,525,290
Depreciation	3,795,150	3,816,703	3,667,341
Management fees to affiliate	2,736,542	2,715,254	2,616,607
General and administrative	2,309,986	2,295,502	2,634,380
Food	1,320,192	1,340,769	1,399,252
Taxes and license fees	1,312,997	1,582,830	1,210,817
Insurance	1,299,705	1,542,735	1,336,658
Utilities	1,044,685	1,032,774	1,069,078
Ground lease expense	897,652	897,655	897,654
Repairs and maintenance	630,831	647,428	604,801
Advertising and marketing	603,159	408,111	584,109
Ancillary expenses	223,374	245,383	227,513
Bad debt	120,860	94,114	102,804

Total operating expenses	31,765,202	31,978,294	30,876,304

INCOME FROM OPERATIONS	7,449,119	6,905,158	6,606,606

OTHER (EXPENSE) INCOME:
Interest expense	(6,514,806)	(2,891,624)	(5,294,576)
Financing costs	(240,606)	-	-
Interest income	824	2,532	42,484

NET INCOME	$694,531	$4,016,066	$1,354,514

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED STATEMENTS OF PARTNERS’ CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	Master MorSun Acquisition, LLC	MorSun Tenant Acquisition, LLC	Sunrise Senior Living Investments, Inc.	Master MorSun GP, LLC	MorSun Tenant GP, LLC	Total

PARTNERS’ CAPITAL (DEFICIT) —
January 1, 2008	$19,236,254	$(844,227)	$3,741,264	$240,453	$(16,885)	$22,356,859

Distributions	(5,170,301)	-	(1,227,942)	(64,629)	-	(6,462,872)

Net income	445,329	398,926	496,713	5,567	7,979	1,354,514

PARTNERS’ CAPITAL (DEFICIT) —
December 31, 2008	14,511,282	(445,301)	3,010,035	181,391	(8,906)	17,248,501

Distributions	(3,254,845)	-	(773,025)	(40,686)	-	(4,068,556)

Net income	3,203,405	5,905	766,596	40,042	118	4,016,066

PARTNERS’ CAPITAL (DEFICIT) —
December 31, 2009	14,459,842	(439,396)	3,003,606	180,747	(8,788)	17,196,011

Distributions	(6,645,029)	-	(1,578,194)	(83,063)	-	(8,306,286)

Net income	143,605	257,513	286,468	1,795	5,150	694,531

PARTNERS’ CAPITAL (DEFICIT) —
December 31, 2010	$7,958,418	$(181,883)	$1,711,880	$99,479	$(3,638)	$9,584,256

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$694,531	$4,016,066	$1,354,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,795,150	3,816,703	3,667,341
Amortization of financing cost	233,322	524,494	331,753
Bad debt expense	120,860	94,114	102,804
Changes in operating assets and liabilities:
Restricted cash	(299,124)	(378,863)	(716,954)
Accounts receivable — net	(106,124)	(13,177)	(316,745)
Other assets	(40,526)	12,570	(100,462)
Accounts payable and accrued expenses	155,399	439,287	(239,435)
Deferred revenue	37,057	(960)	134,668
Accrued interest	349,523	(145,433)	336,640
Deferred rent	347,653	380,986	397,654
(Due to) receivable from affiliates — net	226,350	(636,555)	1,814,418

Net cash provided by operating activities	5,514,071	8,109,232	6,766,196

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(356,506)	(1,323,198)	(192,451)
Payable to affiliate for development costs	-	-	(322,683)
Refund of deposit for land acquisition	445,819	-	-

Net cash provided by (used in) investing activities	89,313	(1,323,198)	(515,134)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for financing costs	(275,051)	(64,876)	(507,292)
Proceeds from borrowing	-	-	1,523,411
Payment for notes payable	(1,153,599)	-	-
Distributions	(8,306,286)	(4,068,556)	(6,462,872)

Net cash used in financing activities	(9,734,936)	(4,133,432)	(5,446,753)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS:	(4,131,552)	2,652,602	804,309

CASH AND CASH EQUIVALENTS — Beginning of year	9,722,474	7,069,872	6,265,563

CASH AND CASH EQUIVALENTS — End of year	$5,590,922	$9,722,474	$7,069,872

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$5,931,961	$2,512,563	$4,626,184

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING INFORMATION — Accrued capital expenditures	$50,659	$21,695	$41,914

See notes to combined financial statements.

MASTER MORSUN, LP AND MORSUN TENANT, LP

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010 AND 2009 & FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

1.	ORGANIZATION

Master MorSun, LP (“Master MorSun”) and MorSun Tenant, LP (“MorSun Tenant”) (collectively, the “Partnerships”), each a Delaware limited partnership, were formed on December 23, 2004. The limited partnership interests of Master MorSun are owned 80% by Master MorSun Acquisition, LLC (“Acquisition”), an affiliate of Special Situation Property Fund, JP Morgan Chase Bank, N.A. as trustee (“SSPF”), and 19% by Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). The 1% general partnership interest is owned by Master MorSun GP, LLC, a wholly owned subsidiary of SSLII. The limited partnership interests of MorSun Tenant are owned 50% by MorSun Tenant Acquisition, LLC, an affiliate of SSPF, and 49% by SSLII. The 1% general partnership interest is owned by MorSun Tenant GP, LLC, a wholly owned subsidiary of SSLII. The Partnerships shall terminate upon achievement of certain events as outlined in the limited partnership agreements.

Master MorSun owns 100% of the interest in four limited liability companies and three limited partnerships (collectively, the “Project Owners”), each of which owns, develops, operates, leases, manages, and will dispose of individual assisted living facilities. The assisted living facilities owned by the Project Owners (collectively, the “Facilities”) are as follows:

Project Owners	Facilities	Location	Date Opened
MorSun Palo Alto Senior Living, LP	Sunrise of Palo Alto	Palo Alto, CA	November 2006
MorSun Lenexa Senior Living, LLC	Sunrise of Lenexa	Lenexa, KS	February 2006
MorSun Shelby Senior Living, LLC	Sunrise of Shelby	Shelby, MI	February 2006
MorSun Golden Valley Senior Living, LLC	Sunrise of Golden Valley	Golden Valley, MN	September 2005
MorSun Minnetonka Senior Living, LLC	Sunrise of Minnetonka	Minnetonka, MN	November 2005
MorSun Dresher Senior Living, LP	Sunrise of Dresher	Dresher, PA	June 2006
MorSun Plano Senior Living, LP	Sunrise of Plano	Plano, TX	June 2006

Master MorSun and the Project Owners were organized to develop assisted living facilities that are leased to MorSun Tenant. MorSun Tenant operates the assisted living facilities and provides assisted living services to seniors.

In October 2011, the Partnerships were restructured with CLP SL III Holding, LLC (“CNL”), through its wholly-owned subsidiaries, acquiring a 67.88% partnership interest and SSLII’s combined interest changing to 32.12% (the “2011 Recapitalization”), (see Note 9).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying combined financial statements include the combined accounts of Master MorSun and MorSun Tenant after elimination of all intercompany accounts and transactions. The financial results of Master MorSun and MorSun Tenant have been combined to reflect the combined property results of the seven Facilities which are under the common ownership and control of SSPF and SSLII. The combined financial statements attributable to the accounts of Master MorSun include the consolidated accounts of Master MorSun and the Project Owners after elimination of all intercompany accounts and transactions. The Partnerships reviewed subsequent events through October 31, 2011, the date the combined financial statements were issued.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Land improvements	10-15 years
Building and improvements	30-40 years
Furniture, fixtures, and equipment	3-10 years

Construction in progress includes project costs related to the construction of certain tenant improvements and other improvements at the Facilities. These costs are allocated to the Facilities upon completion of the construction.

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Partnerships measure an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charges were recorded in 2010, 2009, or 2008.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Partnerships may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash – Restricted cash includes $200,000 set aside for operating reserves under the terms of MorSun Tenant’s limited partnership agreement.

In addition to the operating reserves, restricted cash includes a furniture, fixtures, and equipment (“FF&E”) escrow account to be used to replace fixtures, equipment, structural elements, and other components of the Facilities as required in the management agreements. The balance of the FF&E escrow was $1,394,941 and $1,095,817 as of December 31, 2010 and 2009, respectively, and is included in restricted cash in the accompanying combined balance sheets.

Allowance for Doubtful Accounts – The Partnerships provide an allowance for doubtful accounts on their outstanding receivables balance based on their collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Partnerships have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense for the years ended December 31, 2010, 2009, and 2008 was $233,322, $524,494, and $331,753, respectively.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenues are recognized when services are rendered. The Partnerships bill the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Income Taxes — No provision has been made for federal income taxes, as the liability for such taxes, if any, is that of the partners and not the Partnerships. The Partnerships are subject to franchise taxes in the states of California and Minnesota, where three of the Facilities are located. The Partnerships are also subject to state income taxes in the states of Michigan and Texas. These taxes are expensed as incurred and are included in taxes and license fees in the accompanying combined financial statements.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which has principally been codified in ASC 740-10-25, Income Taxes, Overall Recognition (“ASC 740-10-25”). ASC 740-10-25 describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities’ have full knowledge of the position and all relevant facts, but without considering time values. The Partnerships adopted the provisions of this statement on January 1, 2009. The adoption of this statement did not have any effect on the Partnerships’ financial position or results of operations, and the Partnerships have no uncertain tax positions that require accrual at December 31, 2010 and 2009.

Fair Value Measurements — The Partnerships adopted the provisions of ASC Fair Value Measurements Topic for non-financial assets and liabilities on January 1, 2009. The Partnerships had previously adopted the other provisions of fair value measurement for financial assets and liabilities on January 1, 2008. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2010 and 2009, the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

3.	TRANSACTIONS WITH AFFILIATES

Master MorSun entered into development agreements with Sunrise Development, Inc. (“SDI”), a wholly owned subsidiary of SSLI. These agreements provided that SDI would manage the development of the Facilities, in accordance with an agreed-upon development plan. Pursuant to the agreements, SDI earned a development fee equal to 7.5% of project costs, which include all costs incurred in the development of the Facilities, excluding land acquisition costs, interest, taxes, insurance, and developer expenses. In the event the total cost to develop a facility came in below the development budget, the agreements provided for Master MorSun to pay SDI an incentive development fee equal to 25% of the difference between the development budget and the actual costs incurred. Total incentive development fees paid by Master MorSun to SDI were $1,149,976 and $13,213 in 2009 and 2008, respectively. Construction was completed in 2009. Consequently, no development fees were paid in 2010. In addition to paying these development fees, the Partnerships also periodically reimbursed affiliates of SSLI for payment of expenses on behalf of the Partnerships related to development of the Facilities. During the year ended December 31, 2008, the Partnerships reimbursed SSLI and its affiliates for $335,896 for development costs paid by SSLI. No reimbursements were made in 2010 or 2009.

MorSun Tenant has management agreements with Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLI, to manage the Facilities. The agreements have a term of 25 years and provide for a recurring management fee equal to the greater of $17,500 per month or 7% of gross operating revenues per month. Total management fees incurred in 2010, 2009, and 2008 were $2,736,542, $2,715,254, and $2,616,607, respectively.

The Partnerships obtain professional and general liability coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $1,049,801, $1,208,767, and $1,042,108 in 2010, 2009, and 2008, respectively. A liability premium refund of $126,639 was received in 2008.

The venture agreements also provide for reimbursement to SSLI for all direct costs of operation. Payments to SSLI for direct operating expenses were $23,528,641, $25,635,264, and $21,918,470 in 2010, 2009, and 2008, respectively.

The Partnerships had a net payable to SSLI of $138,643 as of December 31, 2010, and a net receivable from SSLI of $87,707 as of December 31, 2009. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate. The amounts have been presented net as due to affiliates – net and receivable from affiliates – net in the accompanying combined balance sheets. The amounts are non-interest-bearing and due on demand.

4.	NOTES PAYABLE

Notes payable as of December 31, 2010 and 2009 consist of the following:

Borrower	2010	2009	Maturity

MorSun Palo Alto Senior Living, LP	$19,776,030	$20,000,000	April 1, 2011
MorSun Lenexa Senior Living, LLC	12,293,024	12,432,246	April 1, 2011
MorSun Shelby Senior Living, LLC	11,707,433	11,840,000	April 1, 2011
MorSun Golden Valley Senior Living, LLC	12,829,726	12,975,000	April 1, 2011
MorSun Minnetonka Senior Living, LLC	10,011,636	10,125,000	April 1, 2011
MorSun Dresher Senior Living, LP	12,829,700	12,975,000	April 1, 2011
MorSun Plano Senior Living, LP	22,418,998	22,672,900	April 1, 2011

	$101,866,547	$103,020,146

Master MorSun amended its agreements (except the MorSun Dresher Senior Living, LP (“Dresher”) agreement) with the lender effective January 1, 2010 (the “January Amendments”) to extend the maturity to April 1, 2010 and on May 28, 2010 further amended its agreements (the “May Amendments”), including the Dresher agreement, to extend the maturity to April 1, 2011. Under the terms of the January Amendments, the interest rate increased from the one-month London Interbank Offered Rate (“LIBOR”) plus 1.95% to LIBOR plus 4.00%, and a LIBOR floor of 2.25% was established. Under the terms of the May Amendments, monthly principal payments commenced on May 1, 2010 until maturity in 2011, and the required debt service coverage ratio was modified to be determined on a combined basis. Prior to the May Amendments, payments were made monthly for interest only. Also under the terms of the May Amendment of the Dresher agreement, the interest rate increased from LIBOR plus 1.95% to LIBOR plus 4.00%, and a LIBOR floor of 2.25% was established.

The notes payable are cross-collateralized by all of the Facilities. Upon stabilization, the date on which the facility has maintained an occupancy rate of 80% for 90 days, Master MorSun must maintain a debt service coverage ratio of 1.25 to 1.0 or greater. At December 31, 2010 and 2009, all communities were in compliance with the financial and non-financial covenants.

SSLII has provided an unconditional guarantee of full, regular, and punctual payment of the monthly payments required by the notes.

In June 2011, the loan agreement was amended to extend the maturity of the notes to October 1, 2011 with an option for Master MorSun to extend the maturity to December 1, 2011.

In October 2011, the notes payable were refinanced in conjunction with the 2011 Recapitalization as described in Note 9 at which time the maturity of the notes was extended to October 2018.

The Partnerships have applied the provisions of ASC Fair Value Measurements when preparing fair value disclosures of its notes payable. The fair value of the Partnerships’ notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. Per ASC Fair Value Measurements, the Partnerships have applied Level 2 type inputs to determine that the estimated fair value of its notes payable approximated their carrying value at December 31, 2010 and 2009.

5.	PARTNERS’ CAPITAL

Capital Contributions — Master MorSun’s limited partnership agreement provides that the partners make initial and additional capital contributions in proportion to their partnership interests. MorSun Tenant’s limited partnership agreement provides that the partners make initial capital contributions in proportion to their partnership interests in the amount of approximately $200,000. The partners of MorSun Tenant also executed demand notes payable to MorSun Tenant in proportion to their partnership interest in the amount of $400,000 to be drawn against in the event that additional funds beyond the initial contribution are necessary for the operation of the partnership, and the gross receipts, together with proceeds of any applicable reserve account, may be insufficient to pay all expenses when due. Any partner of MorSun Tenant has the right to cause MorSun Tenant to draw against the demand notes. Such draw will be in proportion to the partners’ respective partnership interest. As of December 31, 2010 and 2009, respectively, no amount has been drawn against the demand notes.

Allocations of Net Profits and Losses — Profits and losses for each fiscal year are allocated to the partners in accordance with the limited partnership agreements.

Cash Distributions — Net cash flow, as defined in the partnership agreements, is distributed periodically to the partners to the extent available in proportion to their respective percentage interests. In the event that the annual distributions result in an over-distribution of net cash flow, the partners must repay the Partnerships for the over-distribution. Conversely, in the event of an under-distribution of net cash flow, the Partnerships will make an additional distribution to the partners. In June 2009, the partners of Master MorSun agreed to temporarily forego receiving cash distributions in order to increase Master MorSun’s cash balance in anticipation of extending the notes payable. In July 2010, Master MorSun distributed the excess of available cash over the cost to extend the loan. In January 2011, the partners of Master MorSun agreed to temporarily forego receiving cash distributions in order to increase Master MorSun’s cash balance in anticipation of refinancing the notes payable. In April 2011, Master MorSun distributed the excess of available cash over the cost to extend the notes payable. MorSun Tenant made no distributions during the periods presented in the accompanying combined financial statements.

Net proceeds of a capital transaction involving Master MorSun will be distributed to the partners in the following manner and priority:

•

First: to the partners in proportion to their respective percentage interests until each partner has received an amount equal to such partner’s unrecovered capital contributions, as defined in the partnership agreement.

•	Second: to the partners in proportion to their respective percentage interests until each partner has received an aggregate amount equal to its then 11.00% internal rate of return.

•

Third: SSLII will receive an asset management fee in the amount of 12.50% of any net proceeds of a capital transaction. After this deduction, distributions will be made to the partners in proportion to their respective percentage interests until Acquisition has received an aggregate amount equal to its then 15.00% internal rate of return.

•

Fourth: thereafter, SSLII will receive an asset management fee in the amount of 18.75% of any net proceeds of a capital transaction. After this deduction, the remainder of the net proceeds from a capital transaction will be distributed to the partners in proportion to their respective percentage interests.

Net proceeds of a capital transaction involving MorSun Tenant will be distributed to the partners, first, as payment to any outstanding partner loans and second, to the partners in accordance with the partners’ respective percentage interests.

6.	CONTINGENCIES

The Partnerships are involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management and general counsel of the Partnerships do not believe the ultimate resolution of these matters will have a material adverse effect on the Partnerships’ financial position.

7.	GROUND LEASE

Upon formation of Master MorSun, MorSun Palo Alto Senior Living, LP assumed a ground lease previously held by an affiliate of SSLI. The lease includes base rate increases of 10% every five years with adjustments to fair market rent in years 26 and 46 of the lease. The lease has a term of 720 months and expires on August 31, 2064. Lease expense is recognized on a straight-line basis over the non-cancelable term of the lease.

Future minimum payments under the ground lease as of December 31, 2010 are as follows:

2011	$550,000
2012	550,000
2013	550,000
2014	568,334
2015	605,000
Thereafter	48,052,478

Total	$50,875,812

8.	LEASES

Effective January 1, 2007, Master MorSun, as lessor, entered into noncancelable lease agreements with MorSun Tenant for the use of the Facilities that provided for base rents and additional annual rents based on the gross revenue of the Facilities. These leases were set to expire December 31, 2011, but were terminated with the 2011 Recapitalization, and Master MorSun and MorSun Tenant entered into new lease agreements with each other, as described in Note 9. The impact of these leases has been eliminated in the accompanying combined financial statements.

Minimum annual base rent to be received under noncancelable leases in place at December 31, 2010 was $10,211,016.

9.	SUBSEQUENT EVENT

In October 2011, the Partnerships were restructured with CNL, through its wholly-owned subsidiaries, acquiring a 67.88% partnership interest and SSLII’s combined interest changing to 32.12%. Therefore, Master MorSun Acquisition, LLC and MorSun Tenant Acquisition, LLC no longer have an ownership interest in the Partnerships. Master MorSun was reconstituted as Master CLPSun III, LP (“CLP III”) and MorSun Tenant was reconstituted as CLPSun III Tenant, LP. As part of the new venture agreement with CNL, from the start of year four (November 2014) to the end of year six (October 2017), SSLII will have a buyout option to purchase CNL’s 67.88% interest in the venture for a 13% internal rate of return to CNL.

In conjunction with the transaction, Master MorSun’s mortgage debt was repaid, and CLP III obtained new debt of $120,000,000. The loan is secured by the Facilities and matures in October 2018. The note bears interest at 4.80% with monthly interest-only payments until maturity. There is no guarantee by SSLII related to the new debt.

In connection with the transaction, CNL contributed $35,394,527 and SSLII transferred its interest of $16,749,971. New management and lease agreements were executed.

* * * * * *

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of CNL Lifestyle Properties Inc. (the “Company”) is presented as if the acquisition described in Note (b) had occurred on September 30, 2011.

On October 12, 2011, the Company acquired seven senior living facilities (“the Properties”) through a joint venture with Sunrise Senior Living Investments, Inc (“Sunrise”). On January 11, 2011 and August 2, 2011, the Company acquired 35 senior living facilities through two separate joint ventures with Sunrise. The acquisition of the Properties is considered a related business to the previously acquired 35 facilities from Sunrise. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations are presented for the nine months ended September 30, 2011 and for the year ended December 31, 2010 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the acquisitions as if they occurred on January 1, 2010.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(in thousands, except per share data)

	Historical (a)	Pro Forma Adjustments		Pro Forma

ASSETS

Real estate investment properties, net (including $213,818 related to consolidated variable interest entities)	$2,037,211	$-		$2,037,211
Cash	312,822	(35,395)	(b)	277,427
Mortgages and other notes receivable, net	122,003	-		122,003
Investments in unconsolidated entities	287,367	35,395	(b)	322,762
Deferred rent and lease incentives	87,781	-		87,781
Other assets	64,576	-		64,576
Intangibles, net	28,840	-		28,840
Restricted cash	26,483	-		26,483
Accounts and other receivables	20,339	-		20,339

Total Assets	$2,987,422	$-		$2,987,422

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including $85,441 non-recourse debt of consolidated variable interest entities)	$531,162	$-		$531,162
Unsecured senior notes, net of discount	397,133	-		397,133
Other liabilities	48,562	-		48,562
Accounts payable and accrued expenses	37,767	-		37,767
Security deposits	15,375	-		15,375
Due to affiliates	1,278	-		1,278

Total Liabilities	$1,031,277	$-		$1,031,277

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
200 million shares authorized and unissued	-	-		-
Excess shares, $.01 par value per share
120 million shares authorized and unissued	-	-		-
Common stock, $.01 par value per share
One billion shares authorized at September 30, 2011 326,665 shares issued and 307,761 shares outstanding	3,078	-		3,078
Capital in excess of par value	2,730,648	-		2,730,648
Accumulated deficit	(41,365)	-		(41,365)
Accumulated distributions	(726,156)	-		(726,156)
Accumulated other comprehensive loss	(10,060)	-		(10,060)

	1,956,145	-		1,956,145

Total Liabilities and Stockholders’ Equity	$2,987,422	$-		$2,987,422

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results

Revenues:
Rental income from operating leases	$130,420	$-		$130,420
Property operating revenues	204,570	-		204,570
Interest income on mortgages and other notes receivable	9,764	-		9,764

Total revenues	344,754	-		344,754

Expenses:
Property operating expenses	160,245	-		160,245
Asset management fees to advisor	23,296	1,398	(2)	24,694
General and administrative	11,695	-		11,695
Ground lease and permit fees	10,611	-		10,611
Acquisition fees and costs	9,677	-		9,677
Other operating expenses	5,242	-		5,242
Bad debt expense	1,057	-		1,057
Loss on lease termination	6,641	-		6,641
Impairment provision	16,691	-		16,691
Depreciation and amortization	91,365	-		91,365

Total expenses	336,520	1,398		337,918

Operating income (loss)	8,234	(1,398)		6,836

Other income (expense):
Interest and other expense	(1,307)	-		(1,307)
Interest expense and loan cost amortization	(43,750)	-		(43,750)
Equity in earnings (loss) of unconsolidated entities	(779)	2,158	(3)	1,379
	-	6,265	(4)	6,265

Total other income (expense)	(45,836)	8,423		(37,413)

Net income (loss)	$(37,602)	$7,025		$(30,577)

Loss per share of common stock (basic and diluted)	$(0.13)			$(0.10)

Weighted average number of shares of common stock outstanding (basic and diluted)	300,387			300,387

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results

Revenues:
Rental income from operating leases	$202,029	$-		$202,029
Property operating revenues	86,567	-		86,567
Interest income on mortgages and other notes receivable	15,832	-		15,832

Total revenues	304,428	-		304,428

Expenses:
Property operating expenses	79,365	-		79,365
Asset management fees to advisor	26,808	5,848	(2)	32,656
General and administrative	14,242	-		14,242
Ground lease and permit fees	12,589	-		12,589
Acquisition fees and costs	14,149	-		14,149
Other operating expenses	2,528	-		2,528
Bad debt expense	2,315	-		2,315
Loan loss provision	4,072	-		4,072
Loss on lease termination	55,528	-		55,528
Impairment provision	26,880	-		26,880
Depreciation and amortization	126,223	-		126,223

Total expenses	364,699	5,848		370,547

Operating loss	(60,271)	(5,848)		(66,119)

Other income (expense):
Interest and other income	2,759	-		2,759
Interest expense and loan cost amortization	(50,616)	-		(50,616)
Gain on extinguishment of debt	15,261	-		15,261
Equity in earnings of unconsolidated entities	10,978	741	(3)	11,719

Total other income (expense)	(21,618)	741		(20,877)

Net loss	$(81,889)	$(5,107)		$(86,996)

Loss per share of common stock (basic and diluted)	$(0.31)			$(0.33)

Weighted average number of shares of common Stock outstanding (basic and diluted)	263,516			263,516

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of September 30, 2011.

(b)	On October 12, 2011, the Company acquired an ownership interest in a portfolio of seven senior living facilities. The Company entered into agreements with Master MorSun Acquisition LLC, an affiliate of an institutional investor, and Sunrise to acquire the portfolio through a new joint venture formed by the Company and Sunrise, CNLSun Partners III, LLC (“CNLSun III”), with an agreed upon value of approximately $170.0 million. The Company acquired approximately sixty-eight (67.88%) of the membership interests in CNLSun III for an equity contribution of approximately $35.4 million. Sunrise acquired approximately thirty-two percent (32.12%) of the membership interest in CNLSun III by transferring its interest in the previous joint venture with the Seller, valued at approximately $16.7 million, and contributing its pro rata share of the loan proceeds from the new debt financing. CNLSun III obtained approximately $120.0 million in new debt financing, a portion of which was used to pay in full the existing indebtedness encumbering the communities.

Unaudited Pro Forma Condensed Consolidated Statement of Operations:

(1)	Represents the Company’s historical operating results for the respective pro forma periods being presented.

(2)	Represents asset management fees paid to the Company’s advisor in an amount equal to 0.08334% of the real estate asset value, the outstanding principal amount of any loans and the amount invested in other permitted investments including wholly-owned properties, determined on the basis of cost, plus, in the case of properties owned by any joint venture or partnership in which the Company is a co-venture or partner, the portion of the asset of such properties paid by the Company. The pro forma adjustments include asset management fees for the transactions described in Notes (b) and (3) as if the acquisitions had occurred at January 1, 2010.

(3)	On January 10, 2011, the Company acquired an ownership interest in 29 senior living facilities from US Assisted Living Facilities III, Inc. and Sunrise to acquire the facilities through a new joint venture formed by the Company and Sunrise, valued at $630.0 million (“CNLSun I”). The Company acquired sixty percent (60%) of the membership interests in CNLSun I for an equity contribution of $134.3 million, including certain transactional costs. Sunrise contributed cash and its interest in the previous joint venture with Seller for a forty percent (40%) share. CNLSun I obtained $435.0 million in loan proceeds from new debt financing, a portion of which was used to refinance the existing indebtedness encumbering the communities.

On August 2, 2011, the Company acquired an ownership interest in a portfolio of six senior living facilities. The Company entered into agreements with Metropolitan Connecticut Property Ventures, LLC, an affiliate of MetLife, Inc., and Sunrise to acquire the portfolio through a new joint venture formed by the Company and Sunrise, CNLSun Partners II, LLC (“CNLSun II”), with an agreed upon value of approximately $131.0 million. The Company acquired seventy percent (70%) of the membership interests in CNLSun II for an equity contribution of approximately $19.0 million. Sunrise contributed $8.1 million, in cash, for a thirty percent (30%) membership interest in CNLSun II. CNLSun II paid down the portfolio’s existing financing with The Prudential Insurance Company of America by approximately $26.0 million resulting in a principal balance of approximately $104.5 million.

CNLSun I, CNLSun II and CNLSun III, as described above, are accounted for under the equity method of accounting and the Company records its equity in earnings or losses of the ventures under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the ventures structure and preferences the Company receives on the distributions. Under this method, the Company recognizes income or loss in each period based on the change in liquidation proceeds the Company would received from a hypothetical liquidation of its investment in the ventures from the beginning to the end of the periods presented.

The pro forma adjustment summarized below represents the Company’s equity in earnings (loss) generated from the unconsolidated interests in CNLSun I, CNLSun II, and CNLSun III as described above allocated between the Company and its partners. The following estimated operating results of the properties owned by CNLSun I, CNLSun II, CNLSun III and equity in earnings (loss) of the Company are presented as if the investments had been made on January 1, 2010. These amounts were derived from the historical operating results of each of the acquisitions for the periods presented and include the impact of the following pro forma adjustments:

-	In connection with the formation of the ventures, new management agreements were executed. The amounts presented include the impact of the reduction in rates associated with these agreements.

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Continued):

-	The formation of the ventures resulted in a new basis of accounting for the related assets. Depreciation and amortization has been adjusted to reflect the impact of this allocation on the carrying values of land, building and equipment.

-	As part of their formation transactions, the ventures entered into new financing arrangements. The historical results have been adjusted to reflect the terms associated with the new financing arrangements.

-	The impairment provision reflected in the historical results of the CNL Sun II venture for the year ended December 31, 2010 has been eliminated as it does not have continuing impact on the operating results of the venture given the new basis of the assets established as part of the formation transactions.

	Pro Forma Periods Ended
	September 30, 2011
	CNLSun II	CNLSun III
Revenue	$16,196	$31,223
Property operating expenses	(12,162)	(22,046)
Depreciation & amortization expenses	(2,118)	(2,385)
Interest expense and loan cost amortization	(1,211)	(4,345)
Interest and other income	5	-

Net income (loss)	$710	$2,447

Income (loss) allocable to venture partners	$213	$786

Income (loss) allocable to the Company on a pro forma basis	$497	$1,661

	Pro Forma Periods Ended
	December 31, 2010
	CNLSun I	CNLSun II	CNLSun III

Revenue	$139,453	$26,457	$39,214
Property operating expenses	(93,780)	(22,009)	(27,978)
Depreciation & amortization expenses	(25,706)	(5,222)	(3,180)
Interest expense and loan cost amortization	(26,100)	(2,456)	(5,809)
Interest and other income (expense)	8	(155)	1

Net income (loss)	$(6,125)	$(3,385)	$2,248

Income (loss) allocable to venture partners	$(7,710)	$(1,015)	$722

Income (loss) allocable to the Company on a pro forma basis	$1,585	$(2,370)	$1,526

(4)	In connection with the acquisition of the Sunrise Venture, the venture incurred one-time acquisition fees and costs of approximately $6.3 million that were included in the Company’s historical operating results for the period ended September 30, 2011. These costs were eliminated for the pro forma period ended September 30, 2011.